UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)    January 26, 2006

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

0-508	SIERRA PACIFIC POWER COMPANY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Signatures

Item 8.01  Other Events
     On February 1, 2006, Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC” and, together with NPC, the “Utilities”) completed the settlement of long-term, ongoing litigation involving claims with respect to terminated purchase power contracts between Enron Power Marketing Inc. (“Enron”) and the Utilities in accordance with the terms of the Settlement Agreement, entered into as of November 15, 2005 among the Utilities and Enron (the “Settlement Agreement”). The Settlement Agreement provided for the settlement and release of the on-going litigation, regulatory proceedings, appellate proceedings, proofs of claim and other claims between Enron and the Utilities related to the terminated purchase power contracts, before the U.S. Bankruptcy Court for the Southern District Court of New York (the “Enron Bankruptcy Court”), the U.S. District Court for the Southern District of New York, the Federal Energy Regulatory Commission (the “FERC”), the U.S. Court of Appeals for the Ninth Circuit and the U.S. Court of Appeals for the District of Columbia. The settlement contemplated by the Settlement Agreement was conditioned upon receipt of approvals from the Enron Bankruptcy Court and the FERC, which approvals were received on December 15, 2005 and January 25, 2006, respectively.
     As part of the settlement, the Utilities were granted an allowed, general unsecured claim (the “Unsecured Claim”) in Class Six of Enron’s Plan of Reorganization in the aggregate amount of $126,500,000 (allocated $80,707,000 to NPC and $45,793,000 to SPPC). The Utilities paid Enron an aggregate amount of $129,000,000 in connection with the terminated purchase power contracts (allocated $89,784,000 from NPC and $39,216,000 from SPPC). The Utilities funded the termination payment amounts through available cash resources. Approximately $63.6 million held in escrow pursuant to the terms of a stipulation between Enron and the Utilities has been returned to the Utilities. The Utilities’ escrowed general and refunding bonds, in the outstanding principal amount of approximately $185.7 million for NPC and $92.3 million for SPPC, have been cancelled and returned to the Utilities and may be used to support future issuances of general and refunding securities by the Utilities.
     The Utilities intend to seek recovery of the amounts paid in connection with the Settlement Agreement, net of any proceeds received from the Unsecured Claim or from the sale of the Unsecured Claim, in future rate case filings with the Public Utilities Commission of Nevada.
     The Enron Bankruptcy Court restrictions that the Utilities could not transfer any funds or assets other than to unaffiliated third parties for ordinary course of business operating and capital expenses and could not pay dividends to SPR other than for SPR’s current operating expenses and debt payment obligations expired upon receipt of the FERC approval on January 25, 2006 and the filing of all stipulations withdrawing and settling the various litigations, which conditions were met on February 1, 2006. See the Utilities’ Annual Reports on Form 10-K for the year ended December 31, 2004 and their Quarterly Reports on Form 10-Q for the quarter ended September 30, 2005 for a discussion of other dividend restrictions applicable to the Utilities.
     These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, the Utilities’ proceeds of sale if they elect to sell the Unsecured Claim and the Utilities ability to recover amounts paid with respect to the settlement agreement in their future rate cases filed with the Public Utilities Commission of Nevada. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company are contained in their Quarterly Reports on Form 10-Q for the quarter ended September 30, 2005 and their Annual Reports on Form 10-K for the year ended December 31, 2004, filed with the SEC. The Companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: January 31, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: January 31, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: January 31, 2006	By:	/s/ John E. Brown
John E. Brown
Controller